EXHIBIT 15.1

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 29, 2005 on our review of the interim financial information of Cabot Oil & Gas Corporation (the “Company”) for the three-month period ended March 31, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 33-71134, 333-92264 and 333-123166) and Form S-3 (File Nos. 333-68350 and 333-83819).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 29, 2005